Exhibit 10.17

Execution Copy

CAPACITY LEASE AGREEMENT

     This CAPACITY LEASE AGREEMENT (this “Agreement”) is made and entered into this 30th day of June, 2004 (the “Effective Date”), by and between EAST ASIA NETCOM LTD., a company formed and validly existing under the laws of Bermuda (“EAN Network”) and ASIA NETCOM CORPORATION LIMITED, a company formed and validly existing under the laws of Bermuda (“Asia Netcom”). EAN Network and Asia Netcom are sometimes hereinafter referred to as individually a “Party” and collectively the “Parties”.

     WHEREAS, EAN Network and Asia Netcom and their respective Subsidiaries are currently wholly-owned indirect Subsidiaries of CNC BVI; and

     WHEREAS, it is contemplated that an initial public offering will be made of a portion of the capital stock of Asia Netcom’s parent company, China Netcom Corporation (Hong Kong) Limited, resulting in an indirect partial public ownership of Asia Netcom;

     WHEREAS, EAN Network and Asia Netcom and their respective Subsidiaries are each in the business of providing telecommunications services and in connection therewith, each company has constructed and/or leased fiber optic network(s) to provide such services to end-users;

     WHEREAS, EAN Network and its Subsidiaries have constructed a high capacity, long-haul telecommunications network throughout Asia and the Pacific-Rim region;

     WHEREAS, in the furtherance of each Party’s business, Asia Netcom, for and on behalf of itself and its Subsidiaries, desires to lease from EAN Network and its Subsidiaries, and EAN Network, for and on behalf of itself and its Subsidiaries, desires to provide to Asia Netcom and its Subsidiaries, certain telecommunications services and other related services as more particularly described in this Agreement.

     NOW THEREFORE, in consideration of the mutual covenants and promises made in this Agreement, the sufficiency of which is acknowledged by the Parties, the Parties hereby agree:

ARTICLE 1

DEFINITIONS AND SCHEDULES

     Section 1.1 Definitions.

          1.1.1 “Acceptance Testing” shall have the meaning ascribed to it in Section 4.1.

          1.1.2 “Access Point” shall mean any point of presence along the Network, including any other point of presence as agreed to by the Parties.

          1.1.3 “Additional Capacity” shall have the meaning ascribed to it in Section 2.2.

          1.1.4 “Capacity” shall mean the various transmission and carriage of telecommunications traffic between the Access Points as leased by Asia Netcom (for and on behalf of itself and its Subsidiaries) and provided by EAN Network and its Subsidiaries under the terms of this Agreement, including the Initial Capacity and Additional Capacity as well as all necessary set-up services and network management services.

          1.1.5 “CNC BVI” shall mean China Netcom Holdings (BVI) Limited, the ultimate parent company of both EAN Network and Asia Netcom.

          1.1.6 “Completion Notice” shall have the meaning ascribed to it in Section 4.2.

          1.1.7 “Effective Date” shall have the meaning ascribed to it in the introductory paragraph of this Agreement.

          1.1.8 “Governmental Authority” shall mean any federal, state, regional, county, city, municipal, local, territorial, or tribal government, whether foreign or domestic, or any department, agency, bureau or other administrative or regulatory body obtaining authority from any of the foregoing, including without limitation, courts, public utilities and similar governmental authority.

          1.1.9 “Initial Capacity” shall mean 182 STM-1 equivalents of capacity on the Network, allocated on a Segment-by-Segment basis as set forth in Schedule 1 to this Agreement.

          1.1.10 “Interest Rate” shall mean the interest rate then in effect for inter-company balances under the Transfer Pricing Policy.

          1.1.11 “Laws and Regulations” shall mean all applicable laws, codes, ordinances, rules, restrictions, regulations and orders of any federal, state, regional or any local government (including those resulting from the initiative or referendum process) and judicial or administrative orders and decrees which are in effect as of the Effective Date or any time thereafter during the Term.

          1.1.12 “Network” shall mean any and all telecommunications cables, lines, fiber, conduits, inner-ducts, access manholes, hand-holes, pedestals, boxes, transmitting, receiving, power and other equipment, systems and devices which are (now or in the future) used by EAN Network and its Subsidiaries to provide Capacity to Asia Netcom and its Subsidiaries which are either (i) owned or installed by EAN Network or its respective Subsidiary or (ii) procured by, leased to or otherwise acquired by EAN Network or its respective Subsidiary under a right to use or other similar agreement. A diagram of the Network is set forth hereto as Schedule 2.

          1.1.13 “Network Service Date” shall mean the date on which EAN Network and its Subsidiaries begin providing the Initial Capacity to Asia Netcom and its Subsidiaries over the Network, following successful Acceptance Testing and delivery of the Completion Notice. Notwithstanding anything herein to the contrary, the Network Service Date for the Initial Capacity hereunder shall be the Effective Date of this Agreement.

          1.1.14 “Performance Standards” shall mean the minimum standards, criteria and parameters for the performance of the Capacity throughout the Term and any extension thereof.

          1.1.15 “Person” shall mean any natural person, corporation, partnership, limited liability company, business trust, joint venture, association, company or Governmental Authority.

          1.1.16 “Regulatory Approvals” shall mean all local, regional, national state and federal agreements, studies, findings, permits, approvals, certifications, licenses and other authorizations required to be obtained or completed under applicable Laws and Regulations prior to undertaking any particular activity contemplated by this Agreement.

          1.1.17 “Segment” shall mean a specific individual circuit between Access Points leased by Asia Netcom (for and on behalf of itself and its Subsidiaries) and delivered by EAN Network (for and on behalf of itself and its Subsidiaries) under this Agreement.

          1.1.18 “Relevant Jurisdiction” shall mean a country or jurisdiction (including the territorial waters) where the Network has an Access Point including but not limited to Japan, the Republic of Korea, Philippines and Taiwan.

          1.1.19 “Subsidiary” shall mean, with respect to any Person, any other entity, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such entity is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and any one or more of its Subsidiaries or (b) such Person or any other Subsidiary of such Person is a general partner (excluding any such partnership where such Person or any Subsidiary of such Person does not have a majority of the voting interest in such partnership).

          1.1.20 “Tail Connectivity” shall have the meaning set forth in Section 2.4.

          1.1.21 “Term” shall have the meaning ascribed to it in Section 12.1 and may be extended by Asia Netcom in accordance with Section 12.2.

          1.1.22 “Transfer Pricing Policy” shall mean the transfer pricing policy of CNC BVI respecting the provision of goods, services and intellectual property among its Subsidiaries. This policy may be modified from time to time by CNC BVI, but shall in all cases provide for a fair, arms’ length price for such goods, services and property, and shall at all times comply with both the Organization for Economic Cooperation and Development Guidelines for Multinational Enterprises and Tax Administrations and U.S. Internal Revenue Code rules for transfer pricing.

     Section 1.2 Schedules. The following Schedules are attached hereto and incorporated herein by this reference:

Schedule 1 – Initial Capacity
Schedule 2 – Network Diagram

     In the event of any conflict between this Agreement and any of the Schedules referenced above, this Agreement shall prevail in all cases.

     Section 1.3 Interpretation.

          1.3.1 The headings in this Agreement are for convenience only and shall not affect its interpretation.

          1.3.2 In this Agreement, unless the context otherwise requires, the singular shall include the plural and vice versa and reference to a gender shall include the other genders.

          1.3.3 The Schedules to this Agreement form a part of this Agreement and any reference therein to this Agreement is a reference to this Agreement and the said Schedule. In the event of any inconsistency between the text of the Sections of this Agreement and the Schedules hereto, the text of the Sections of this Agreement shall be controlling.

          1.3.4 Any reference herein to a Article, Articles, Section or Sections is a reference to the referenced Article, Articles, Section or Sections of this Agreement unless otherwise specifically provided.

          1.3.5 Any reference to an entity herein includes such entity’s successors in title and permitted assigns.

ARTICLE 2

DELIVERY OF TELECOMMUNICATIONS SERVICES

     Section 2.1 Capacity Lease. Commencing on the Network Service Date, Asia Netcom agrees (for and on behalf of itself and its Subsidiaries) to lease from EAN Network and its Subsidiaries, and EAN Network agrees (for and on behalf of itself and its Subsidiaries) to deliver to Asia Netcom and its Subsidiaries, the Initial Capacity in the amount set forth in Schedule 1.

     Section 2.2 Additional Capacity. Asia Netcom may order (for and on behalf of itself and its Subsidiaries) from EAN Network and its Subsidiaries, and EAN Network may agree (for and on behalf of itself and its Subsidiaries) to deliver to Asia Netcom and its Subsidiaries, capacity in addition to the Initial Capacity (hereafter “Additional Capacity”). Any order for Additional Capacity shall be made in writing by Asia Netcom and shall contain, among other things, an accurate description of such Additional Capacity, fair market pricing for such Additional Capacity that has been mutually agreed between the Parties, and any other operation or technical information necessary for EAN Network and its Subsidiaries to activate such Additional Capacity. Any such order for Additional Capacity shall not be effective unless and until signed by authorized representatives for both Parties. For the avoidance of doubt, nothing in this Agreement shall obligate EAN Network (for and on behalf of itself or its Subsidiaries) to accept any order for Additional Capacity from Asia Netcom (for and on behalf of itself or its Subsidiaries).

     Section 2.3 Interconnection. EAN Network and its Subsidiaries shall permit Asia Netcom or any of its respective Subsidiaries to interconnect the communications system of Asia Netcom and such Subsidiaries with the Capacity at each of the Access Points of EAN Network or any of its respective Subsidiaries. In addition, EAN Network or its Subsidiaries shall permit Asia Netcom or its Subsidiaries to connect to the facilities of the backhaul suppliers and/or local exchange carrier of Asia Netcom or its Subsidiary. In the event that EAN Network or its Subsidiary has already established a connection between its Access Point and the point of presence of the designated backhaul supplier and/or local exchange carrier of Asia Netcom or its Subsidiary, EAN Network or its respective Subsidiary shall cooperate with such local exchange carrier to provide connectivity to Asia Netcom or its respective Subsidiary. EAN Network or its respective Subsidiary must provide to Asia Netcom or its respective Subsidiary all circuit facility assignment information, firm order commitment information and the design layout records necessary to enable Asia Netcom or its respective Subsidiary to make the necessary cross-connection between the Capacity and such designated backhaul supplier and/or local exchange carrier of Asia Netcom or its respective Subsidiary. EAN Network (for and on behalf of itself or its respective Subsidiary) may charge Asia Netcom (for and on behalf of itself or its respective Subsidiary) for the pro-rata share of reasonable and actual expenses incurred by EAN Network or its respective Subsidiary in making such connection(s). EAN Network’s billing for the Capacity will commence once it has installed and tested the Capacity up to the cross-connect circuit on the side of EAN Network or its respective Subsidiary. EAN Network makes no representation or warranty (whether for and on behalf of itself or its respective Subsidiary) respecting the availability or performance of services or networks supplied by third parties.

     Section 2.4 Tail Connectivity. Upon request by Asia Netcom (for and on behalf of itself or its respective Subsidiary), EAN Network agrees (for and on behalf of itself or its respective Subsidiary) to use its best efforts to provide to Asia Netcom or its respective Subsidiary with connectivity between Access Points and end-users in the Relevant Jurisdictions (“Tail Connectivity”) to the extent that Asia Netcom or its respective Subsidiary is not otherwise authorized to provide such services in such Relevant Jurisdictions. Any such order for Tail Connectivity shall be in writing and signed by authorized representatives for both Parties.

ARTICLE 3

PAYMENTS

     Section 3.1 Payment of Initial Capacity. Commencing on the Network Service Date and continuing until the date of termination of this Agreement in accordance with its terms, Asia Netcom (for and on behalf of itself and its Subsidiaries) shall pay US$1,696,649 each quarter in arrears to EAN Network (for and on behalf of itself and its Subsidiaries) for the Initial Capacity. EAN Network shall invoice Asia Netcom for such amount in accordance with Section 3.4, provided that the amount payable in respect of Initial Capacity on the last invoice presented hereunder shall be prorated based on the number of days from the first day of the last quarter until the date of termination of this Agreement in accordance with its terms.

     Section 3.2 Payment of Additional Capacity. Quarterly during each calendar year, EAN Network shall determine whether Asia Netcom has leased Additional Capacity (whether for and on behalf of itself or its Subsidiaries) and the amount to be paid, quarterly in arrears, by Asia Netcom hereunder for such Additional Capacity. EAN Network shall invoice Asia Netcom for such amount in accordance with Section 3.4, provided that the amount payable in respect of Additional Capacity on the last invoice presented hereunder shall be prorated based on the number of days from the first day of the last quarter until the date of termination of this Agreement in accordance with its terms.

     Section 3.3 Payment for Tail Connectivity. The price charged to Asia Netcom by EAN Network for the Tail Connectivity shall be EAN Network’s lowest wholesale price charged to its best customers, without discount. Notwithstanding the foregoing, in the cases where an unrelated carrier pursuant to a contract with EAN Network provides the Tail Connectivity, the charge for such Tail Connectivity shall equal the amount charged to EAN Network by such unrelated carrier, without surcharge. Such amounts shall be paid by Asia Netcom to EAN Network quarterly in arrears. EAN Network shall invoice Asia Netcom for such amount in accordance with Section 3.4; provided that the amount payable in respect of Tail Connectivity on the last invoice presented hereunder shall be prorated based on the number of days from the first day of the last quarter until the date of termination of this Agreement in accordance with its terms.

     Section 3.4 Payment of Invoices. Asia Netcom agrees that all invoices presented by EAN Network under this Agreement shall become due and payable thirty (30) days after the date of Asia Netcom’s receipt of said invoice. Except as otherwise provided herein or as otherwise agreed upon between the Parties, all payments made by Asia Netcom hereunder shall be in U.S. Dollars. Any sums not paid by Asia Netcom when due and payable under this Section 3.4 shall bear interest at the Interest Rate from the due date for payment up to but not including the date that such sum is paid. EAN Network’s invoices shall include, and Asia Netcom agrees to pay, all applicable taxes required to be collected by EAN Network (for and on behalf of itself and its respective Subsidiaries). The form of EAN Network’s invoices shall comply with all applicable Laws and Regulations

ARTICLE 4

ACCEPTANCE TESTING AND COMPLETION

     Section 4.1 Acceptance Testing. Prior to providing the Capacity hereunder, EAN Network and its Subsidiaries shall be entitled to test the Capacity in accordance with the standard procedures of EAN Network and its Subsidiaries and generally accepted industry practices (“Acceptance Testing”). EAN Network (for and on behalf of itself or its respective Subsidiary) shall provide Asia Netcom (for and on behalf of itself or its respective Subsidiary) with prior notice of the date and time of Acceptance Testing and Asia Netcom or its respective Subsidiary shall have the right, but not the obligation, at its own cost and expense, to be present to observe the Acceptance Testing.

     Section 4.2 Completion Notice. When the results of the Acceptance Testing show that the tested Capacity is operating substantially in conformity with the applicable specifications therefore, EAN Network (for and on behalf of itself or its respective Subsidiary) shall provide written notice thereof to Asia Netcom (for and on behalf of itself or its respective Subsidiary) (a “Completion Notice”), which Completion Notice shall set forth the date upon which EAN Network or its respective

Subsidiary will commence delivery of the Capacity to Asia Netcom or its respective Subsidiary.

     Section 4.3 Portability. Following activation of any Segment of the Capacity, Asia Netcom (for and on behalf of itself and its Subsidiaries), shall have the option to elect, subject to availability, to exchange such Segment of Capacity for an alternative Segment or Segments of Capacity of equal or greater value anywhere on the Network. Any Segment of the Capacity that is exchanged pursuant to this Section 4.3 will be valued for the purpose of such exchange at fair market value at the date of the exchange.

ARTICLE 5

OPERATIONS

     Section 5.1 Configuration. Asia Netcom or any of its respective Subsidiaries may (at its sole cost and expense) determine any network and service configuration or designs, routing configurations, re-grooming, rearrangement or consolidation of channels or circuits and all related functions with regard to use of the Capacity; provided, such control and responsibility by Asia Netcom or any of its respective Subsidiaries shall not adversely affect the use by any other Person of the Network and/or any electronic or optronic equipment used by such Person in connection therewith. Notwithstanding the foregoing, EAN Network and its Subsidiaries shall have full and complete control, authority and responsibility for determining any network and system configuration or designs or changes therein, network and system upgrades, routing configuration or rearrangement and all related functions with regard to the provision of Capacity.

     Section 5.2 Equipment. Asia Netcom (for and on behalf of itself and its Subsidiaries) acknowledges and agrees that EAN Network and its Subsidiaries are not supplying nor are EAN Network and its Subsidiaries obligated to supply to Asia Netcom and its Subsidiaries any optronic or electronic equipment or related facilities for use of the Capacity, all of which are the sole responsibility of Asia Netcom and its Subsidiaries, nor is EAN Network or any of its Subsidiaries responsible for performing any work other than as specified in this Agreement.

ARTICLE 6

MAINTENANCE AND REPAIR

     Section 6.1 Maintenance. Should any condition exist in any Capacity that may impair the integrity of such Capacity, EAN Network or its respective Subsidiary shall take reasonable actions to initiate or cause to be initiated maintenance on such Capacity which may include the deactivation of such Capacity. EAN Network (for and on behalf of itself or its respective Subsidiary) shall, to the extent reasonably practicable, advise Asia Netcom (for and on behalf of itself or its respective Subsidiary) in writing at least ten (10) days prior to the initiation of a planned maintenance operation which will or is likely to interfere with the operation of the Capacity, and of the timing and scope of such planned maintenance operation. EAN Network or its respective Subsidiary may (but shall not be obligated to) transfer the Capacity from one system to another upon reasonable advance notice from EAN Network (for and on behalf of itself or its respective Subsidiary) to Asia Netcom (for and on behalf of itself or its respective Subsidiary). Such transfer shall be effected in such a way as to minimize, to the extent reasonably possible, the extent and duration of any disruption in the operation of the Capacity.

     Section 6.2 Renewals and Replacements. Throughout the Term and any extensions thereof, EAN Network and its Subsidiaries shall at their sole cost and expense make all renewals and replacements to its Network as shall be necessary to satisfy all Performance Standards.

ARTICLE 7

USE OF CAPACITY

     Section 7.1 Authorizations. Asia Netcom (for and on behalf of itself or its respective Subsidiary) represents and warrants to EAN Network (for and on behalf of itself or its respective Subsidiary) that Asia Netcom and its Subsidiaries have the required rights, licenses and governmental authorizations to utilize the Capacity and that Asia Netcom and its Subsidiaries will use the Capacity in compliance with all Laws and Regulations.

     Section 7.2 Use of Capacity. Subject to the provisions of this Agreement, Asia Netcom and its Subsidiaries may use the Capacity for any lawful purpose. Asia Netcom (for and on behalf of itself and its Subsidiaries) acknowledges and agrees that the rights of Asia Netcom and its Subsidiaries are limited to the use of the Capacity only, and that Asia Netcom and its Subsidiaries shall keep the Network free from any liens, rights or claims of any third party attributable to Asia Netcom or any of its Subsidiaries.

     Section 7.3 Interference. Asia Netcom and its Subsidiaries shall not use the Capacity in a way that interferes with or otherwise adversely affects the use of the Network or capacity therein by any other Person. Asia Netcom and its Subsidiaries shall bear the costs of any additional protective apparatus reasonably required to be installed because of permitted transferees of Asia Netcom or any of its Subsidiaries, or any customer or customers of Asia Netcom or any of its Subsidiaries. EAN Network and its Subsidiaries will use reasonable efforts to cause all other lessees or purchasers of capacity in the Network to undertake obligations comparable to those of Asia Netcom and its Subsidiaries set forth in this Section 7.3 and Asia Netcom and its Subsidiaries shall cause all permitted users of any of the Capacity to undertake comparable obligations.

ARTICLE 8

REGULATORY COMPLIANCE

     Section 8.1 Regulatory Approvals. Prior to delivering any Capacity hereunder, EAN Network and its Subsidiaries, at their sole expense, shall obtain all Regulatory Approvals necessary to provide the Capacity. EAN Network and its Subsidiaries shall maintain such Regulatory Approvals in full force and effect throughout the Term and any extensions thereof. In addition, EAN Network and its Subsidiaries shall obtain and maintain in full force and effect throughout the Term all Regulatory Approvals necessary for the proper maintenance and operation of its Network.

     Section 8.2 Delivery of Capacity. The Parties (for and on behalf of themselves and their respective Subsidiaries) acknowledge and agree that the obligations to be performed hereunder by EAN Network and its Subsidiaries with respect to the services and property located in a Relevant Jurisdiction shall be performed or provided to Asia Netcom or its Subsidiaries by the respective entity among EAN Network and its respective Subsidiaries that is incorporated or formed in that Relevant Jurisdiction or which possesses the proper regulatory authorization to deliver Capacity in that Relevant Jurisdiction.

ARTICLE 9

REPRESENTATIONS AND WARRANTIES; COVENANTS

     Section 9.1 Each Party (for and on behalf of itself and its respective Subsidiaries) represents and warrants that: (i) such Party and each of its respective Subsidiaries has the full right and authority to enter into, execute, deliver and perform its obligations under this Agreement; (ii) such Party and each of its respective Subsidiaries has taken all requisite corporate action to approve the execution, delivery and performance of this Agreement; (iii) this Agreement constitutes a legal, valid and binding obligation enforceable against such Party (for and on behalf of itself and its Subsidiaries) in accordance with its terms, subject to bankruptcy, insolvency, creditors’ rights and general equitable principles; and (iv) the execution of and performance under this Agreement by such Party (for and on behalf of itself and its Subsidiaries) shall not violate any applicable existing Laws and Regulations.

     Section 9.2 Each Party covenants and agrees that its shall procure the performance of each of its respective Subsidiaries in accordance with the terms of this Agreement.

ARTICLE 10

LIMITATION OF LIABILITY

     Notwithstanding any provision of this Agreement to the contrary, neither Party shall be liable to the other Party hereunder for any special, incidental, indirect, punitive or consequential damages, or damages for lost profits, lost income or lost revenue, whether foreseeable or not, arising out of, or in connection with the failure of such Party or its respective Subsidiaries to perform its respective obligations hereunder (whether arising out of transmission interruptions or problems, any interruption or degradation of service or otherwise), whether occasioned by any construction, reconstruction, relocation, repair or maintenance performed by, or failed to be performed by, the other Party or its respective Subsidiaries or any other cause whatsoever, including breach of contract, breach of warranty, negligence, or strict liability, all claims for which damages are hereby specifically waived. Nothing contained herein shall operate as a limitation on the right of either Party hereto or its respective Subsidiaries to bring an action for damages against any third Party, including claims for indirect, special or consequential damages, based on any acts or omissions of such third Party.

ARTICLE 11

FORCE MAJEURE

     Except with respect to a Party’s obligations to pay monies due hereunder, neither Party shall be in default under this Agreement if and to the extent that any failure or delay in the performance by such Party or any of its respective Subsidiaries of one or more of its obligations hereunder is caused by any of the following conditions, and the performance by such Party or any of its respective Subsidiaries of such obligation or obligations shall be excused and extended for and during the period of any such delay: act of God; fire; flood; fiber, cable, conduit or other material failures, shortages or unavailability or other delay in delivery not resulting from the failure of the responsible Party or any of its respective Subsidiaries to timely place orders therefore; lack of or delay in transportation; Laws and Regulations; war or civil disorder; or any other cause beyond the reasonable control of such Party or its respective Subsidiaries (each a “Force Majeure Event”). The Party claiming relief under this Article (for and on behalf of itself or any of its respective Subsidiaries) shall notify the other Party in writing of the existence of the event relied on and the cessation or termination of said event.

ARTICLE 12

TERM AND TERMINATION

     Section 12.1 Term. This Agreement shall be effective upon the Effective Date commencing on the Effective Date and shall continue in full force and effect for an initial period of three (3) years thereafter (the “Term”).

     Section 12.2 Extension of Agreement Term. Asia Netcom may, at its option, extend the Term of this Agreement at fair market pricing to be mutually agreed by both parties for one (1) subsequent period of three (3) years by delivering written notice to EAN Network no later than three (3) months in advance of the expiration of the initial Term. All other terms and conditions of this Agreement shall apply during any such extension. Any such extension is subject to the transactions contemplated under this Agreement complying with the relevant provisions of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited governing connected transactions at the time of the extension and that The Stock Exchange of Hong Kong Limited granting a waiver from the announcement and independent shareholders’ approval requirements with respect to the transactions contemplated under this Agreement, where necessary.

     Section 12.3 Defaults; Limitations of Liability.

          12.3.1 An “Event of Default” exists under this Agreement upon the following events:

          (a) a Party fails to comply with or perform any material term, provision, covenant, agreement, or obligation contained in this Agreement including, without limitation, payment of applicable charges and fees hereunder, and such failure is not cured or corrected within ten (10) business days, in the case of non-payment, and within thirty (30) days, in all other cases, from the date the non-defaulting party gives written notice of such default, or, with respect to defaults other than payment defaults, if such default is not capable of being cured within such thirty (30)-day period despite the exercise of diligent, commercially reasonable efforts, within such longer period necessary to effect a cure;

          (b) a Party makes a general assignment for the benefit of its creditors, initiates a voluntary petition in bankruptcy or any petition or answer seeking, consenting to or acquiescing in reorganization, arrangement, adjustment, composition, liquidation, dissolution or similar relief; or

          (c) an involuntary petition in bankruptcy, other insolvency protection against a Party is filed and not dismissed within one hundred twenty (120) days.

          12.3.2 Upon the occurrence of an Event of Default either Party may terminate all or a portion of this Agreement following the delivery of written notice to the other Party specifying the scope of termination, which termination shall be effective on the date such notice is delivered or such other later date as specified in the notice or, subject to Article 10, pursue any of its other available legal and equitable remedies relating to such Event of Default, including an action for damages, specific performance and/or injunctive relief.

     Section 12.4 Termination For Convenience. Notwithstanding anything herein to the contrary, either Party (for and on behalf of itself and its Subsidiaries) may in its sole discretion teminate this Agreement upon thirty (30) days prior written notice to the other Party.

ARTICLE 13

ASSIGNMENT

     Section 13.1 Neither Party may assign, encumber or otherwise transfer this Agreement without the prior written consent of the other Party, provided that, however, Asia Netcom shall have the right, without EAN Network’s consent, but with prior written notice to EAN Network, to assign, delegate or otherwise transfer this Agreement and any right or obligations arising hereunder to an Subsidiary, provided that such Subsidiary shall agree in writing to be subject to all of the provisions of this Agreement.

     Section 13.2 This Agreement and each of the Parties’ respective rights and obligations under this Agreement, shall be binding upon and shall inure to the benefit of the Parties hereto and each of their respective permitted successors and assigns.

ARTICLE 14

CONFIDENTIALITY

     Section 14.1 The Parties agree (for and on behalf of themselves and their respective Subsidiaries) that if either Party or its respective Subsidiaries provides confidential or proprietary information to the other Party or its respective Subsidiaries (“Proprietary Information”), such Proprietary Information shall be held in confidence, and the receiving Party or its respective Subsidiary shall afford such Proprietary Information the same care and protection as it affords generally to its own confidential and proprietary information (which in any case shall be not less than reasonable care) in order to avoid disclosure to or unauthorized use by any third Party.

The Parties acknowledge and agree (for and on behalf of themselves and their respective Subsidiaries) that all information disclosed by either Party or its respective Subsidiaries to the other Party or its respective Subsidiaries in connection with or pursuant to this Agreement shall be deemed to be Proprietary Information, provided that verbal information is indicated as being confidential or proprietary when given. All Proprietary Information, unless otherwise specified in writing, shall remain the property of the disclosing Party or its respective Subsidiary, shall be used by the receiving Party or its respective Subsidiaries only for the intended purpose, and such written Proprietary Information, including all copies thereof, shall be returned to the disclosing Party or its respective Subsidiary or destroyed after the need of the receiving Party or its respective Subsidiaries for such information has expired or upon the request of the disclosing Party or its respective Subsidiary. Proprietary Information shall not be reproduced except to the extent necessary to accomplish the purpose and intent of this Agreement, or as otherwise may be permitted in writing by the disclosing Party or its respective Subsidiary.

     Section 14.2 The foregoing provisions of Section 14.1 shall not apply to any Proprietary Information which (i) becomes publicly available other than through the disclosing Party; (ii) is required to be disclosed by a Law or Regulation; (iii) is independently developed by the receiving Party; or (iv) becomes available to the receiving Party without restriction from a third Party.

     Section 14.3 Notwithstanding Sections 14.1 and 14.2 either Party and its respective Subsidiaries may disclose Proprietary Information to its employees, agents, lenders, funding partners and legal and financial advisors to the extent necessary or appropriate in connection with the negotiation and/or performance of this Agreement or in obtaining financing, provided that each such Party is notified of the confidential and proprietary nature of such Proprietary Information and is subject to or agrees to be bound by similar restrictions on its use and disclosure.

     Section 14.4 Neither Party shall issue any public announcement or press release relating to the execution of this Agreement without the prior approval of the other Party, which approval shall not be unreasonably withheld.

     Section 14.5 In the event either Party or its respective Subsidiaries shall be required to disclose all or any part of this Agreement in, or attach all or any part of this Agreement to, any regulatory filing or statement, each Party agrees to discuss and work cooperatively, in good faith, with the other Party, to protect, to the extent possible, those items or matters which the other Party or its respective Subsidiary deems confidential and which may, in accordance with applicable laws, be deleted there from.

     Section 14.6 The provisions of this Article 14 shall survive expiration or termination of this Agreement.

ARTICLE 15

DISPUTE RESOLUTION

     If the Parties are unable to resolve any service or performance issues or if there is a material breach of this Agreement that has not been corrected within thirty (30) days of receipt of notice of such breach, the Chairman of the Board of Directors of EAN Network and the CFO of Asia Netcom, will meet promptly to review and resolve those issues in good faith.

ARTICLE 16

CHOICE OF LAW AND FORUM

     This Agreement shall be governed and construed under and pursuant to the laws of Hong Kong Special Administrative Region. Any dispute arising under the terms hereof shall be heard only before courts of competent jurisdiction in Hong Kong S.A.R.

ARTICLE 17

NOTICES

     All notices or other communications which are required or permitted herein shall be in writing and sufficient if delivered personally, sent by prepaid overnight air courier, or sent by registered or certified mail, postage prepaid, return receipt requested, or by facsimile with follow up next day commercial hand delivery, addressed as follows:

IF TO ASIA NETCOM:

Asia Netcom Corporation Limited
46/F Cheung Kong Centre
2 Queen’s Road, Central
Hong Kong SAR
Attn: General Counsel
Facsimile +852-2121-2819

IF TO EAN NETWORK:

East Asia Netcom Ltd.
c/o 46/F Cheung Kong Centre
2 Queen’s Road, Central
Hong Kong SAR
Attn: General Counsel
Facsimile +852-2121-2819

or at such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such communication shall be deemed to have been given when delivered if delivered personally, on the business day after dispatch if sent by overnight air courier, or on the third business day after posting if sent by pre-paid, first class mail.

ARTICLE 18

MISCELLANEOUS

     Section 18.1 Entire Agreement; Amendment. This Agreement constitutes the entire and final agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof, which are of no further force or effect. The Schedules referred to herein are integral parts hereof and are hereby made a part of this Agreement. This Agreement may only be modified or supplemented by an instrument in writing executed by a duly authorized representative of each Party.

     Section 18.2 Agency. The relationship between Asia Netcom and EAN Network and their respective Subsidiaries shall not be that of partners, agents, or joint venture partners, and nothing contained in this Agreement shall be deemed to constitute a partnership or agency agreement between any of them for any purposes, including but not limited to tax purposes.

     Section 18.3 Severability. If any provision of this Agreement shall be declared invalid or unenforceable under applicable law, said provision shall be ineffective only to the extent of such declaration and shall not affect the remaining provisions of this Agreement. In the event that a material and fundamental provision of this Agreement is declared invalid or unenforceable under applicable law, the Parties shall negotiate in good faith respecting an amendment hereto which would preserve, to the fullest extent possible, the respective benefits and burdens imposed on each Party under this Agreement as originally executed.

     Section 18.4 Joint Work Product. The Parties acknowledge that this Agreement is the joint work product of the Parties. Accordingly, in the event of ambiguities in this Agreement, no inferences shall be drawn against either Party on the basis of authorship of this Agreement.

     Section 18.5 Waivers. The failure of either Party to insist on strict performance of any provision of this Agreement shall not be construed as a waiver of such provision in any other instance.

     Section 18.6 Exclusivity. This Agreement shall not be exclusive as to either Party and nothing herein shall prevent Asia Netcom or EAN Network (or any of their respective Subsidiaries) from contracting with other parties to provide or receive services to or on behalf of Asia Netcom or EAN Network (or any of their respective Subsidiaries).

     Section 18.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

EAST ASIA NETCOM LTD.		ASIA NETCOM CORPORATION LIMITED

By:	/s/ Gregory Freiberg	By:	/s/ Wenlong Sun
Name: Gregory Freiberg		Name: Wenlong Sun
Title: Director		Title: Director

Signature Page to the Capacity Lease Agreement

SCHEDULE 1
INITIAL CAPACITY

		STM-1
CIRCUIT ID	BANDWIDTH	Equivalent	LOCATION A	LOCATION Z
HKNGP-TKYOP-ANC-IRU-VC4-0199	STM-1	1	TOKYO	HONG KONG
SGPEP-TKYOP-ANC-IRU-VC4-0200	STM-1	1	TOKYO	SINGAPORE
HKNGP-SGPEP-ANC-IRU-VC4-0198	STM-1	1	HONG KONG	SINGAPORE
EACHKGCHA/WS02-EACSNGTAI/WS02 VC4S3001	STM-1	1	HONG KONG (MEGA)	SINGAPORE
EACHKGCHA/WS02-EACSNGTAI/WS02 VC4S3002	STM-1	1	HONG KONG (MEGA)	SINGAPORE
EACJHBMEN/WS01-IPLHKGYIP/WS02 VC4S13001	STM-1	1	JOHOR BAHRU	HONG KONG (SINO)
EACMAKAYA/WS01-EACSNGTAI/WS02 VC4S13001	STM-1	1	MAKATI	SINGAPORE
EACSNGTAI/WS02-EACMAKAYA/WS01 VC4S13002	STM-1	1	MAKATI	SINGAPORE
EACMAKAYA/WS01-IPLTPEYAN/WS01 VC4S13001	STM-1	1	MAKATI	TAIPEI
EACMAKAYA/WS01-IPLTPEYAN/WS01 VC4S13002	STM-1	1	MAKATI	TAIPEI
EACSELSEO/WS01-IPLTYONIH/WS02 VC4S1001	STM-1	1	SEOUL	NIHONBASHI
EACSNGTAI/WS02-EACHKGCHA/WS01 VC4S13001	STM-1	1	SINGAPORE	HONG KONG (MEGA)
EACSNGTAI/WS02-IPLHKGYIP/WS01 VC4S1001	STM-1	1	SINGAPORE	HONG KONG (SINO)
EACSNGTAI/WS02-IPLHKGYIP/WS02 VC4S3001	STM-1	1	SINGAPORE	HONG KONG (SINO)
EACSNGTAI/WS02-IPLTYOTOR/WS01 VC4S13001	STM-1	1	SINGAPORE	TORANOMON
IPLHKGYIP/WS01-EACMAKAYA/WS01 VC4S13001	STM-1	1	HONG KONG (SINO)	MAKATI
IPLHKGYIP/WS01-EACSELSEO/WS01 VC4S1001	STM-1	1	HONG KONG (SINO)	SEOUL
IPLHKGYIP/WS01-IPLTPEYAN/WS01 VC4S1001	STM-1	1	HONG KONG (SINO)	TAIPEI
IPLHKGYIP/WS01-IPLTPEYAN/WS01 VC4S3001	STM-1	1	HONG KONG (SINO)	TAIPEI
EACHKGCHA/WS01-IPLTYONIH/WS02 VC4S13001	STM-1	1	HONG KONG (MEGA)	NIHONBASHI
EACHKGCHA/WS01-IPLTYONIH/WS02 VC4S13002	STM-1	1	HONG KONG (MEGA)	NIHONBASHI
IPLHKGYIP/WS01-IPLTYONIH/WS02 VC4S3002	STM-1	1	HONG KONG (SINO)	NIHONBASHI
IPLHKGYIP/WS02-EACSELSEO/WS01 VC4S3001	STM-1	1	HONG KONG (SINO)	SEOUL
IPLHKGYIP/WS02-EACSELSEO/WS01 VC4S3002	STM-1	1	HONG KONG (SINO)	SEOUL
IPLHKGYIP/WS02-IPLTPEYAN/WS01 VC4S13002	STM-1	1	HONG KONG (SINO)	TAIPEI
IPLHKGYIP/WS02-IPLTPEYAN/WS01 VC4S3001	STM-1	1	HONG KONG (SINO)	TAIPEI
IPLHKGYIP/WS02-IPLTPEYAN/WS02 VC4S1001	STM-1	1	HONG KONG (SINO)	TAIPEI
IPLHKGYIP/WS02-IPLTYOTOR/WS01 VC4S13001	STM-1	1	HONG KONG (SINO)	TORANOMON
IPLOSAHIG/WS01-IPLTYOTOR/WS01 VC4S1001	STM-1	1	OSAKA	TORANOMON
IPLTPEYAN/WS02-IPLTYONIH/WS02 VC4S13001	STM-1	1	TAIPEI	NIHONBASHI
EACSELSEO/WS01-IPLTYONIH/WS02 VC4S1002	STM-1	1	SEOUL	NIHONBASHI
IPLHKGYIP/WS02-IPLTYONIH/WS02 VC4S13001	STM-1	1	HONG KONG (SINO)	NIHONBASHI
HKG/GIP-TOKYO/GIP VC4S001	STM-1	1	HONGKONG	TORANOMON
HKG/GIP-TOKYO/GIP VC4S002	STM-1	1	HONGKONG	TORANOMON
TOKYJP/AGC-HNKNHK/AGC-VC4-1000	STM-1	1	TORANOMON	HONGKONG
TOKYJP/AGC-HNKNHK/AGC-VC4-1001	STM-1	1	TORANOMON	HONGKONG
TOKYJP/AGC-TAIPTW/AGC-VC5-1000	STM-4	4	TORANOMON	TAIPEI
TOKYJP/AGC-TAIPTW/AGC-VC5-1001	STM-4	4	TORANOMON	TAIPEI
SEULP-TKYOP-ANC-IRU-VC5-0516	STM-4	4	SEOUL	TORANOMON
SEULP-TKYOP-ANC-IRU-VC5-0517	STM-4	4	SEOUL	TORANOMON
TOKYJP/AGC-SEOLKO/AGC-VC5-1000	STM-4	4	TORANOMON	SEOUL
TOKYJP/AGC-SEOLKO/AGC-VC5-1001	STM-4	4	TORANOMON	SEOUL
TOKYJP/AGC-SINGSI/AGC-VC4-1001	STM-1	1	TORANOMON	SINGAPORE
MKTIPH/AGC-TOKYJP/AGC-VC4-0001	STM-1	1	MANILA	TORANOMON

Schedule 1

		STM-1
CIRCUIT ID	BANDWIDTH	Equivalent	LOCATION A	LOCATION Z
TOKYJP/AGC-OSAKJP/AGC-VC5-1000	STM-4	4	TORANOMON	OSAKA
TOKYJP/AGC-OSAKJP/AGC-VC5-1001	STM-4	4	TORANOMON	OSAKA
TOKYJP/AGC-OSAKJP/AGC-VC5-1002	STM-4	4	TORANOMON	OSAKA
TOKYJP/AGC-OSAKJP/AGC-VC5-1003	STM-4	4	TORANOMON	OSAKA
HONGKONG/GIP-TAIPEI/GIP-VC5SU001	STM-4	4	HONGKONG	TAIPEI
HNKNHK/AGC-SINGSI/AGC-VC4-1000	STM-1	1	HONGKONG	SINGAPORE
HKNGP-SGPEP-ANC-IRU-VC4-0342	STM-1	1	HONGKONG	SINGAPORE
SEULP-HKNGP-ANC-IRU-VC4-0372	STM-1	1	SEOUL	HONGKONG
SEULP-HKNGP-ANC-IRU-VC4-0373	STM-1	1	SEOUL	HONGKONG
TKYOP-HKNGP-ANC-IRU-VC5-0453	STM-4	4	TPOP	MEGA HK
TKYOP-HKNGP-ANC-IRU-VC5-0454	STM-4	4	TPOP	MEGA HK
TKYOP-MKTCP-ANC-IRU-VC4-0530	STM-1	1	TPOP	MANILA
HKNGP-MKATP-ANC-IRU-VC4-0531	STM-1	1	HK MEGA	MANILA
TORNP-SEULP-ANC-IRU-VC5-0558	STM-4	4	TPOP	SEOUL
TORNP-SEULP-ANC-IRU-VC5-0559	STM-4	4	TPOP	SEOUL
TORNP-TPEIP-ANC-IRU-VC5-0560	STM-4	4	TPOP	TPE3
HKNGP-TPEIP-ANC-IRU-VC5-0561	STM-4	4	HKG SINO	TPE3
SGPEP-HKNGP-ANC-IRU-VC4-0617	STM-1	1	SIN1	HK1
SGPEP-HKNGP-ANC-IRU-VC4-0618	STM-1	1	SIN1	HK1
TKYOP-MNLAP-ANC-IRU-VC4-0616	STM-1	1	NRT1	MNL1
SEOUL/VPN-TOKYO/VPN VC4SU001	STM-1	1	SEOUL	TOKYO
TAIPEI/VPN-TOKYO/VPN-VC4SU001	STM-1	1	TAIPEI	TOKYO
HONGKONG/VPN-TOKYO/VPN VC4SU001	STM-1	1	HONG KONG	TOKYO
TAIPEI/VPN-HONGKONG/VPN VC4SU001	STM-1	1	TAIPEI	HONG KONG
SEOUL/VPN-TAIPEI/VPN VC4SU001	STM-1	1	SEOUL	TAIPEI
SINGAPORE/VPN-HONGKONG/VPN-VC4SU001	STM-1	1	SINGAPORE	HONG KONG
SINGSI/AGC-STTLWA/AGC-VC4-1000	STM-1	1	SINGAPORE	SEATTLE
SGPEP-HKNGR-STH-IPL-VC4-0003	STM-1	1	SINGAPORE	HONG KONG
SGPEP-HKNGP-STH-IPL-VC4-0010	STM-1	1	SINGAPORE	HONG KONG
SGPEP-HKNGP-STH-IPL-VC4-0020	STM-1	1	SINGAPORE	HONG KONG
HKNGP-SGPEP-STH-IPL-VC4-0021	STM-1	1	SINGAPORE	HONG KONG
SGPEP-HKNGP-STH-IPL-VC4-0015	STM-1	1	SINGAPORE	HONG KONG
SGPEP-TKYOP-STH-IPL-VC4-0017	STM-1	1	SINGAPORE	TOKYO
SGPEP-TKYOP-STH-IPL-VC4-0018	STM-1	1	SINGAPORE	TOKYO
SGPEP-TKYOP-STH-IPL-VC4-0019	STM-1	1	SINGAPORE	TOKYO
TPEIP-HKNGP-CWA-IPL-VC4-0010	STM-1	1	TAIPEI	HONG KONG
TOKYJP/MCI-MKTIPH/MCI-VC4-1000	STM-1	1	TOKYO	MANILA
SHIMJP/MCI-SEOLKO/MCI-VC4-1000	STM-1	1	SHIMA	SEOUL
HKNGR-TPEIR-UNI-IPL-VC4-0002	STM-1	1	HONG KONG	TAIPEI
TKYOC-MNLAP-MCI-IPL-VC4-0001	STM-1	1	TOKYO	MANILA
TKYOP-MNLAP-MCI-IPL-VC4-0002	STM-1	1	TOKYO	MANILA
HKNGR-TPEIP-CNC-IPL-VC4-0011	STM-1	1	HONG KONG	TAIPEI
HKNGP-LSAGR-BTN-IPL-VC4-0017	STM-1	1	HONG KONG	LOS ANGELES
HKNGR-LSAGR-CNC-IPL-VC4-0023	STM-1	1	HONG KONG	LOS ANGELES
HKNGR-LSAGR-CNC-IPL-VC4-0024	STM-1	1	HONG KONG	LOS ANGELES
HKNGR-LSAGR-CNC-IPL-VC4-0026	STM-1	1	HONG KONG	LOS ANGELES
HKNGR-LSAGR-CNC-IPL-VC4-0025	STM-1	1	HONG KONG	LOS ANGELES
SGPEP-TKYOP-STH-IPL-VC5-0014	STM-4	4	SINGAPORE	TOKYO
SEULP-SIMAP-DCC-IPL-VC5-0043	STM-4	4	SEOUL	SHIMA

Schedule 1

		STM-1
CIRCUIT ID	BANDWIDTH	Equivalent	LOCATION A	LOCATION Z
SEULP-SIMAP-DCC-IPL-VC5-0042	STM-4	4	SEOUL	SHIMA
CHOFU/MSC-SNGAPORE/MSC-VC4-1000	STM-1	1	SINGAPORE	TOKYO
SINGSI/MSC-TOKYJP/MSC-VC4-1000	STM-1	1	SINGAPORE	TOKYO
HONGKONG/QST-TOKYO/QST --VC4SU116	STM-1	1	HONGKONG	TOKYO
HONGKONG/QST-TOKYO/QST --VC4SU117	STM-1	1	HONGKONG	TOKYO
HONGKONG/QST-TOKYO/QST --VC4SU112	STM-1	1	HONGKONG	TOKYO
HONGKONG/QST-TOKYO/QST --VC4SU106	STM-1	1	HONGKONG	TOKYO
HONGKONG/QST-TOKYO/QST --VC4SU109	STM-1	1	HONGKONG	TOKYO
HONGKONG/QST-TOKYO/QST --VC4SU108	STM-1	1	HONGKONG	TOKYO
HONGKONG/QST-TOKYO/QST/ --VC6SU103	STM-16	16	HONGKONG	TOKYO
HKNGP-AHIMP-ANC-IPL-VC5-0219	STM4	4	HONGKONG	ANAHEIM

		182

Schedule 1

SCHEDULE 2
NETWORK SYSTEM DIAGRAM

Schedule 2

Execution Copy

AMENDMENT NO. 1 TO

CAPACITY LEASE AGREEMENT

     This AMENDMENT NO. 1 TO CAPACITY LEASE AGREEMENT is made and entered into this 6th day of October, 2004, by and between EAST ASIA NETCOM LTD., a company formed and validly existing under the laws of Bermuda (“EAN Network”) and ASIA NETCOM CORPORATION LIMITED, a company formed and validly existing under the laws of Bermuda (“Asia Netcom”). EAN Network and Asia Netcom are sometimes hereinafter referred to as collectively the “Parties”.

     WHEREAS, Asia Netcom and EAN Network entered into a certain capacity lease agreement (the “Capacity Lease Agreement”) dated June 30, 2004;

     WHEREAS, Asia Netcom and EAN Network desire to make certain amendments to the Capacity Lease Agreement relating to the term and termination.

     NOW THEREFORE, in consideration of the mutual covenants and promises made in this Agreement, the sufficiency of which is acknowledged by the Parties, the Parties hereby agree that Section 12.1, or “Term and Termination—Term”, of the Capacity Lease Agreement, shall be deleted in its entirety and replaced with the following:

     “Section 12.1 Term. This Agreement shall be effective upon the Effective Date commencing on the Effective Date and shall continue in full force and effect until December 31, 2006 (the “Term”).”

     IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 to Capacity Lease Agreement as of the date first written above.

EAST ASIA NETCOM LTD.	ASIA NETCOM CORPORATION LIMITED

By: /s/ Gregory Freiberg	By: /s/ Sun Wenlong

Name: Gregory Freiberg	Name: Sun Wenlong